Exhibit 99.1

Table of Contents

The following supplements Industrial Income Trust Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2014, which is available at www.industrialincome.com. As used herein, the terms “IIT,” the “Company,” “we,” “our,” or “us” refer to Industrial Income Trust Inc.

Overview	2

Quarterly Highlights	3

Consolidated Statements of Operations	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6

Funds from Operations	7

Selected Financial Data	8

Portfolio Overview	9

Lease Expirations & Top Customers	11

Acquisitions / Dispositions Summary	12

Development Overview	13

Debt	14

Definitions	15

This supplemental information contains forward-looking statements that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the failure of acquisitions to perform as IIT expects, IIT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for distributions and capital expenditures and those risks set forth in the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IIT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that it will attain its investment objectives.

The cover page is of Buckeye Distribution Center, which consists of two buildings totaling 684,000 square feet located in the Phoenix market.

Second Quarter 2014 Supplemental Reporting Package	Page 1

Overview

IIT is a leading, national industrial real estate investment trust that selectively acquires, develops, and operates high-quality distribution warehouses located in key U.S. logistics centers serving corporate customers. IIT’s core strategy has been to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution infrastructure. IIT acquired its first building in June 2010.

As of June 30, 2014, IIT owned and managed a consolidated portfolio that included 281 industrial buildings totaling approximately 55.9 million square feet in 19 major industrial markets throughout the U.S. with 533 customers that had a weighted-average remaining lease term (based on square feet) of 5.0 years. Of the 281 industrial buildings we owned and managed as of June 30, 2014:

•	269 industrial buildings totaling approximately 53.2 million square feet comprised our operating portfolio, which was 93% occupied (94% leased) and included one industrial building classified as held for sale.

•	12 industrial buildings totaling approximately 2.7 million square feet comprised our development portfolio.

Public Earnings Call

We will host a public conference call on Tuesday, August 26, 2014 to review quarterly operating and financial results for the quarter ended June 30, 2014. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition, disposition and development activity. The conference call will take place at 2:15 p.m. MDT and can be accessed by dialing (800) 381-7839. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

Second Quarter 2014 Supplemental Reporting Package	Page 2

Quarterly Highlights

The following is an overview of our financial and operating results for the quarter ended June 30, 2014:

•	As of June 30, 2014, we had 281 consolidated buildings aggregating 55.9 million square feet as compared to 243 consolidated buildings aggregating 44.6 million square feet as of June 30, 2013.

•	During the quarter ended June 30, 2014, we leased approximately 2.5 million square feet, which included 1.4 million square feet of new leases and expansions, and 1.1 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer.

•	In April 2014, we sold 20 industrial buildings aggregating 2.8 million square feet for net proceeds of $125.3 million and recognized gains of $24.5 million. All of these buildings were previously classified as held for sale.

•	Our net operating income(1) was $57.5 million for the quarter ended June 30, 2014, as compared to net operating income of $41.6 million for the same period in 2013.

•	Our same store net operating income(1) was $37.3 million for the quarter ended June 30, 2014, as compared to $36.1 million for the same period in 2013.

•	Our net income was $20.4 million, or $0.10 per share, for the quarter ended June 30, 2014. This compares to a net loss of $14.2 million, or $0.09 per share, for the same period in 2013. These results include: (i) gain on sale of real estate properties of $24.5 million for the quarter ended June 30, 2014; and (ii) non-recurring acquisition-related expenses of $1.5 million for the quarter ended June 30, 2014, and $10.6 million for the same period in 2013.

•	We had Company-defined Funds from Operations (“Company-Defined FFO”)(2) of $32.7 million, or $0.16 per share, for the quarter ended June 30, 2014, as compared to $24.3 million, or $0.15 per share, for the same period in 2013.

Our operating results for the quarters ended June 30, 2014 and 2013 are not directly comparable, as we were in the acquisition phase of our life cycle during 2013, and as such, the results of our operations were significantly impacted by the timing of our acquisitions and the equity raised through our public offerings.

(1)	See “Selected Financial Data” for additional information regarding net operating income and same store net operating income, as well as “Definitions” for a reconciliation of net operating income to GAAP net income (loss).
(2)	See “Funds from Operations” for a reconciliation of GAAP net income (loss) to Company-defined FFO, as well as “Definitions” for additional information.

Second Quarter 2014 Supplemental Reporting Package	Page 3

Consolidated Statements of Operations

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(in thousands, except per share data)	2014	2013	2014	2013
Revenues:
Rental revenues	$76,866	$55,302	$158,403	$106,556

Total revenues	76,866	55,302	158,403	106,556

Operating expenses:
Rental expenses	19,407	13,715	42,652	26,798
Real estate-related depreciation and amortization	35,244	26,602	72,860	53,884
General and administrative expenses	1,886	1,792	3,684	3,453
Asset management fees, related party	7,314	5,222	14,636	9,754
Acquisition-related expenses, related party	1,543	4,376	1,742	5,334
Acquisition-related expenses	-	6,197	354	7,968

Total operating expenses	65,394	57,904	135,928	107,191

Operating income (loss)	11,472	(2,602)	22,475	(635)

Other income (expenses):
Equity in loss of unconsolidated joint ventures	(9)	(170)	(30)	(1,456)
Interest expense and other	(15,513)	(11,440)	(31,310)	(23,038)
Gain on disposition of real estate properties	24,471	-	24,471	-

Total other income (expenses)	8,949	(11,610)	(6,869)	(24,494)

Net income (loss)	20,421	(14,212)	15,606	(25,129)
Net income (loss) attributable to noncontrolling interests	-	-	-	-

Net income (loss) attributable to common stockholders	$20,421	$(14,212)	$15,606	$(25,129)

Weighted-average shares outstanding	209,419	166,255	208,780	153,938

Net income (loss) per common share - basic and diluted	$0.10	$(0.09)	$0.07	$(0.16)

Second Quarter 2014 Supplemental Reporting Package	Page 4

Consolidated Balance Sheets

(in thousands)	June 30, 2014	December 31, 2013
ASSETS
Net investment in real estate properties	$3,460,132	$3,499,570
Investment in unconsolidated joint ventures	8,118	8,066
Cash and cash equivalents	6,976	18,358
Restricted cash	2,948	2,813
Straight-line rent receivable	36,272	28,614
Tenant receivables, net	4,648	5,497
Notes receivable	3,612	3,612
Deferred financing costs, net	10,543	11,543
Deferred acquisition costs	55,397	25,390
Other assets	2,859	10,601
Assets held for sale	1,285	-

Total assets	$3,592,790	$3,614,064

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$33,917	$35,789
Tenant prepaids and security deposits	36,677	44,719
Intangible lease liability, net	28,589	31,858
Debt	1,897,593	1,876,631
Distributions payable	32,706	32,301
Other liabilities	4,394	684

Total liabilities	2,033,876	2,021,982

Total stockholders’ equity	1,558,913	1,592,081
Noncontrolling interests	1	1

Total liabilities and equity	$3,592,790	$3,614,064

Shares outstanding	209,116	206,743

Second Quarter 2014 Supplemental Reporting Package	Page 5

Consolidated Statements of Cash Flows

	For the Six Months
	Ended June 30,
($ in thousands)	2014	2013
Operating activities:
Net income (loss)	$15,606	$(25,129)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Real estate-related depreciation and amortization	72,860	53,884
Equity in loss of unconsolidated joint ventures	30	1,456
Gain on disposition of real estate properties	(24,471)	-
Straight-line rent and amortization of above- and below-market leases	(6,975)	(4,055)
Other	1,106	1,186
Changes in operating assets and liabilities	(7,352)	17,036

Net cash provided by operating activities	50,804	44,378

Investing activities:
Real estate acquisitions	(72,054)	(523,979)
Acquisition deposits	(43,181)	(3,975)
Capital expenditures and development activities	(51,261)	(27,169)
Investments in unconsolidated joint ventures	-	(8,413)
Proceeds from dispostion of real estate properties	125,310	-
Other	(47)	(132)

Net cash used in investing activities	(41,233)	(563,668)

Financing activities:
Repayments of mortgage notes	(3,185)	(1,485)
Proceeds from lines of credit	115,000	235,000
Repayments of lines of credit	(90,000)	(140,000)
Proceeds from issuance of common stock	-	498,361
Offering costs for issuance of common stock	(638)	(45,154)
Distributions paid to common stockholders	(32,515)	(22,336)
Redemptions of common stock	(9,085)	(6,918)
Other	(530)	(234)

Net cash (used in) provided by financing activities	(20,953)	517,234

Net decrease in cash and cash equivalents	(11,382)	(2,056)
Cash and cash equivalents, at beginning of period	18,358	24,550

Cash and cash equivalents, at end of period	$6,976	$22,494

Second Quarter 2014 Supplemental Reporting Package	Page 6

Funds from Operations (1)

Our second quarter 2014 Company-defined FFO was $0.16 per share, as compared to $0.15 per share for the second quarter 2013. There can be no assurances that the current level of Company-defined FFO will be maintained.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(in thousands, except per share data)	2014	2013	2014	2013
Net income (loss)	$20,421	$(14,212)	$15,606	$(25,129)

Net income (loss) per common share	$0.10	$(0.09)	$0.07	$(0.16)

Reconciliation of net income (loss) to FFO:
Net income (loss)	$20,421	$(14,212)	$15,606	$(25,129)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	35,244	26,602	72,860	53,884
Real estate-related depreciation and amortization of unconsolidated joint ventures	-	1,298	9	3,158
Gain on disposition of real estate properties	(24,471)	-	(24,471)	-

FFO	$31,194	$13,688	$64,004	$31,913

FFO per common share	$0.15	$0.08	$0.31	$0.21

Reconciliation of FFO to Company-defined FFO:
FFO	$31,194	$13,688	$64,004	$31,913
Add (deduct) Company-defined adjustments:
Acquisition costs	1,543	10,573	2,096	13,302
Acquisition costs of unconsolidated joint ventures	-	21	-	79

Company-defined FFO	$32,737	$24,282	$66,100	$45,294

Company-defined FFO per common share	$0.16	$0.15	$0.32	$0.29

Weighted-average shares outstanding	209,419	166,255	208,780	153,938

(1)	See “Definitions” for additional information regarding Funds from Operations (“FFO”) and Company-defined FFO.

Second Quarter 2014 Supplemental Reporting Package	Page 7

Selected Financial Data

The following table presents selected consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The same store operating portfolio for the three months ended June 30, 2014 and 2013 included 178 buildings owned as of April 1, 2013, and represented 63% of total rentable square feet or 65% of total revenues as of June 30, 2014. The same store operating portfolio for the six months ended June 30, 2014 and 2013 included 171 buildings owned as of January 1, 2013, and represented 60% of total rentable square feet or 62% of total revenues as of June 30, 2014.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
($ in thousands, except per share data)	2014	2013	2014	2013
Operating data:
Rental revenues from same store operating properties(1)	$49,954	$48,234	$97,912	$94,118
Rental revenues from other properties(1)	26,912	7,068	60,491	12,438

Total rental revenues	76,866	55,302	158,403	106,556

Rental expenses from same store operating properties(1)	12,644	12,181	26,488	23,774
Rental expenses from other properties(1)	6,763	1,534	16,164	3,024

Total rental expenses	19,407	13,715	42,652	26,798

NOI from same store operating properties	37,310	36,053	71,424	70,344
NOI from other properties	20,149	5,534	44,327	9,414

Total NOI (2)	$57,459	$41,587	$115,751	$79,758

Less straight-line rents	$(4,025)	$(3,648)	$(9,050)	$(5,930)
Plus amortization of above market leases, net	654	820	2,075	1,875

Cash NOI (2)	$54,088	$38,759	$108,776	$75,703

Adjusted EBITDA (3)	$48,571	$36,701	$97,763	$70,348

Distributions:
Total distributions declared	$32,706	$25,973	$65,221	$48,078
Distributions declared per common share	$0.15625	$0.15625	$0.31250	$0.31250

Cash flow data:
Net cash provided by operating activities	$30,794	$27,044	$50,804	$44,378
Net cash provided (used in) by investing activities	$3,079	$(455,893)	$(41,233)	$(563,668)
Net cash (used in) provided by financing activities	$(42,682)	$418,368	$(20,953)	$517,234

Capital expenditures:
Development activity	$21,813	$15,318	$33,887	$16,708
Tenant improvements and leasing commissions	$5,507	$4,404	$13,125	$8,498
Property maintenance and improvements	$2,893	$1,521	$4,249	$1,963

Total capital expenditures	$30,213	$21,243	$51,261	$27,169

(1)	See “Definitions” for additional information regarding “same store operating properties” and “other properties.”
(2)	See “Definitions” for a reconciliation of net operating income to GAAP net income (loss) and for a reconciliation of cash net operating income to GAAP net income (loss).
(3)	See “Definitions” for a reconciliation of adjusted EBITDA to GAAP net income (loss).

Second Quarter 2014 Supplemental Reporting Package	Page 8

Portfolio Overview

Our portfolio consists primarily of quality, functional industrial buildings with generic features designed for operating flexibility and for high acceptance by a wide range of customers. As of June 30, 2014, the weighted-average age of our buildings (based on square feet) was 13.7 years.

Portfolio Data

	As of
	June 30,	December 31,	June 30,
(square feet in thousands)	2014	2013	2013
Number of consolidated buildings (1)	281	296	243
Number of unconsolidated buildings (2)	2	1	30

Total number of buildings	283	297	273

Rentable square feet of consolidated buildings (1)	55,859	57,230	44,636
Rentable square feet of unconsolidated buildings (2)	710	180	6,367

Total rentable square feet	56,569	57,410	51,003

Total number of customers	533	553	527

Percent occupied of operating portfolio	93%	94%	92%
Percent occupied of total portfolio	89%	91%	91%

Percent leased of operating portfolio	94%	95%	93%
Percent leased of total portfolio	91%	93%	93%

Markets by Total Rentable Square Feet

as of June 30, 2014

(1)	Includes one building classified as held for sale as of June 30, 2014.
(2)	In September 2013, we acquired our partner’s equity interest in the Fund I Partnership joint venture. As of the date of the acquisition, the Fund I Partnership included 31 buildings aggregating approximately 7.2 million square feet.

Second Quarter 2014 Supplemental Reporting Package	Page 9

Portfolio Overview

As of June 30, 2014, we owned and managed a well-diversified industrial portfolio located in 19 major industrial markets throughout the U.S. Approximately 72% (based on square feet) and 73% (based on annual base rent) of our total portfolio was located in our top-tier industrial markets(1).

						Percent
	Number	Rentable				of Total
	of	Square	Occupied	Leased	Annualized	Annualized
($ and square feet in thousands)	Buildings	Feet	Rate	Rate	Base Rent	Base Rent
Operating Properties:
Atlanta	19	4,905	86.0%	92.1%	$13,960	6.1%
Austin	7	748	90.6	97.4	4,269	1.9
Baltimore / D.C.	24	4,550	95.8	95.8	21,637	9.4
Chicago	19	3,967	90.7	90.7	16,125	7.0
Dallas	23	3,218	97.2	97.2	13,043	5.7
Denver	1	554	100.0	100.0	3,348	1.5
Houston	27	2,803	88.6	88.6	13,077	5.7
Indianapolis	7	2,698	92.9	92.9	11,494	5.0
Memphis	6	2,176	89.3	89.3	5,541	2.4
Nashville	6	2,531	100.0	100.0	8,499	3.7
New Jersey	12	2,182	91.1	92.4	10,424	4.5
Pennsylvania	29	5,248	96.1	96.1	22,489	9.8
Phoenix	17	4,646	83.1	83.1	20,188	8.8
Portland	8	948	88.1	89.5	4,111	1.8
Salt Lake City	4	1,140	97.9	100.0	5,337	2.3
San Francisco Bay Area	8	1,171	94.7	94.7	6,350	2.8
Seattle / Tacoma	10	1,950	96.1	99.7	10,488	4.6
South Florida	21	1,793	97.7	97.7	12,287	5.4
Southern California	21	5,936	99.9	99.9	24,921	10.9

Total Operating Properties	269	53,164	93.1	94.0	227,588	99.3

Development Properties:
Houston	3	537	7.1	7.1	-	-
New Jersey	5	546	43.4	54.2	1,709	0.7
Salt Lake City	1	416	-	-	-	-
Southern California	3	1,196	-	43.5	-	-

Total Development Properties	12	2,695	10.2	31.7	1,709	0.7

Total Portfolio	281	55,859	89.1%	91.0%	$229,297	100.0%

(1)	Our top-tier industrial markets include: Atlanta, Baltimore / D.C., Chicago, Dallas, Houston, New Jersey, Pennsylvania, San Francisco Bay Area, Seattle / Tacoma, South Florida and Southern California.

Second Quarter 2014 Supplemental Reporting Package	Page 10

Lease Expirations & Top Customers

As of June 30, 2014, our consolidated real estate portfolio consisted of 281 industrial buildings occupied by 533 customers with 577 leases.

Lease Expirations

During the second quarter of 2014, we leased approximately 2.5 million square feet, which included 1.4 million square feet of new leases and expansions and 1.1 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer. Expansions represented approximately 2.6% of the total leasing activity for the quarter ended June 30, 2014.

			Percent		Percent
	Number		of Total		of Total
	of	Occupied	Occupied	Annualized	Annualized
($ and square feet in thousands)	Leases	Square Feet	Square Feet	Base Rent	Base Rent
Remainder of 2014(1)	40	2,687	5.4%	$12,740	5.6%
2015	106	5,232	10.5	25,254	11.0
2016	95	5,885	11.8	28,036	12.2
2017	96	5,286	10.6	24,307	10.6
2018	73	7,903	15.9	34,906	15.2
2019	55	5,405	10.9	25,549	11.2
2020	29	3,037	6.1	13,281	5.8
2021	24	3,888	7.8	19,799	8.6
2022	20	3,910	7.8	17,896	7.8
2023	12	1,226	2.5	4,740	2.1
Thereafter	27	5,323	10.7	22,789	9.9

Total occupied	577	49,782	100.0%	$229,297	100.0%

Customers

Of the 533 customers as of June 30, 2014, there were no customers that individually represented more than 10% of total annualized base rent or total occupied square feet. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 10.9 million square feet as of June 30, 2014:

	Percent of Total	Percent of Total
	Annualized	Occupied
Customer	Base Rent	Square Feet
Amazon.com, LLC	6.0%	5.0%
Home Depot USA INC.	3.6	3.9
Hanesbrands, Inc.	2.7	2.6
Belkin International	2.3	1.6
CEVA Logistics U.S.	2.3	2.9
U.S. Government	1.6	1.1
GlaxoSmithKlein	1.5	1.3
United Natural Foods, Inc.	1.5	1.1
FedEx	1.2	0.9
Harbor Freight Tools	1.1	1.6

Total	23.8%	22.0%

(1)	Includes month-to-month leases.

Second Quarter 2014 Supplemental Reporting Package	Page 11

Acquisitions / Dispositions / Development Summary

Acquisitions

During the second quarter of 2014, we acquired four buildings totaling 1.0 million square feet for a purchase price of approximately $66.2 million.

As of June 30, 2014, the Company’s aggregate gross investment in properties was approximately $3.7 billion.

Assets Held for Sale

As of June 30, 2014, we had one industrial building totaling 31,000 square feet that met the criteria as held for sale.

Dispositions

During the second quarter of 2014, we sold to third-parties 20 industrial buildings aggregating 2.8 million square feet for net proceeds of $125.3 million, which were previously classified as held for sale. The dispositions included:

•	One building totaling 1.3 million square feet located in the Atlanta market.

•	Five buildings totaling 0.9 million square feet located in the Dallas market.

•	13 buildings totaling 0.5 million square feet located in the Portland market.

•	One building totaling 0.1 million square feet located in the Tampa market.

Second Quarter 2014 Supplemental Reporting Package	Page 12

Development Overview

Development Overview

The following summarizes our development portfolio and projects under development as of June 30, 2014:

		Number	Rentable		Cumulative
($ and square		of	Square	Percent	Costs	Projected	Completion	Percent	Percent
feet in thousands)	Market	Buildings	Feet(1)	Owned	Incurred(2)	Investment	Date(3)	Occupied	Leased

Development Portfolio(4)
South Bay DC	So. California	1	266	100%	$34,708	$36,404	Q3-2013	- %	- %
Ontario Mills DC	So. California	1	520	100%	39,477	42,221	Q3-2013	- %	100%
Fairfield Blgs 2-4	New Jersey	3	321	100%	36,103	37,742	Q3-2013	60%	79%
Pine Brook Blgs B&C	New Jersey	2	225	100%	25,848	27,008	Q3-2013	19%	19%
Imperial DC	Houston	1	328	100%	19,291	21,531	Q1-2014	- %	- %
Westport DC Bldg C	Salt Lake City	1	416	100%	21,414	25,199	Q2-2014	- %	- %
Chino DC	So. California	1	410	100%	32,298	35,678	Q2-2014	- %	- %
Beltway Crossing DC	Houston	2	209	100%	13,667	15,767	Q2-2014	18%	18%

Total Development Portfolio		12	2,695	100%	$222,806	$241,550		10%	32%

Projects Under Development
Under Construction
I-95 DC	Baltimore / D.C.	1	449	100%	$26,254	$32,852	Q3-2014		100%
Centerpointe 4 Expansion	So. California	1	501	100%	23,308	38,926	Q3-2014		100%
Franklin Square II	Baltimore / D.C.	1	192	100%	3,025	13,985	Q4-2014		- %
Tamarac II	South Florida	1	104	100%	2,047	11,242	Q1-2015		- %
Tamarac III	South Florida	1	42	100%	886	4,929	Q1-2015		- %

Total Under Construction		5	1,288	100%	55,520	101,934			74%

Pre-Construction
Miami III	South Florida	1	102	100%	2,890	9,132			- %
Miami IV	South Florida	1	88	100%	2,514	8,104			- %
Leigh Valley III	Pennsylvania	1	106	100%	1,357	8,709			- %

Total Pre-Construction		3	296	100%	6,761	25,945			- %

Total Projects Under Development		8	1,584	100%	$62,281	$127,879			60%

Development Properties Transferred to Operating Portfolio
Northpoint CC	Dallas	1	301	100%	$14,548	$14,548	Q4-2013	100%	100%
Pine Brook Bldg A	New Jersey	1	91	100%	10,143	10,143	Q3-2013	94%	94%
South San Francisco II DC	San Francisco Bay Area	1	85	100%	10,967	10,967	Q2-2013	39%	62%

		3	477	100%	$35,658	$35,658		88%	92%

(1)	Rentable square feet for pre-construction projects is projected and cannot be assured.
(2)	As of June 30, 2014.
(3)	The completion date represents the acquisition date, date of building shell completion or estimated date of shell completion.
(4)	The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet stabilized. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Second Quarter 2014 Supplemental Reporting Package	Page 13

Debt

Summary of Consolidated Debt

As of June 30, 2014, we had approximately $1.9 billion of consolidated indebtedness, which was comprised of borrowings under our lines of credit and term loans, and our mortgage note financings. Our consolidated debt had a weighted-average remaining term of approximately 5.4 years. The following is a summary of our consolidated debt as of June 30, 2014:

	Weighted-Average
	Stated Interest Rate		Balance as of
($ in thousands)	as of June 30, 2014	Maturity Date	June 30, 2014
Lines of credit	1.95%	August 2015 - January 2017	$275,000

Term loans(1)	2.12%	January 2018 - January 2019	500,000

Fixed-rate mortage notes	4.26%	June 2015 - November 2024	1,113,513
Variable-rate mortgage note	2.19%	May 2015	9,080

Total / weighted-average mortgage notes	4.25%		1,122,593

Total / weighted-average consolidated debt	3.35%		$1,897,593

Fixed-rate debt(2)	4.02%		69%
Variable-rate debt(2)	1.85%		31%

Total / weighted-average	3.35%		100%

Scheduled Principal Payments of Debt

As of June 30, 2014, the principal payments due on our consolidated debt during each of the next five years and thereafter were as follows:

($ in thousands)	Lines of Credit (3)	Term Loans	Mortgage Notes	Total
Remainder of 2014	$-	$-	$3,583	$3,583
2015	190,000	-	52,985	242,985
2016	-	-	20,040	20,040
2017	85,000	-	62,174	147,174
2018	-	200,000	151,918	351,918
Thereafter	-	300,000	826,557	1,126,557

Total principal payments	275,000	500,000	1,117,257	1,892,257
Unamortized premium on assumed debt	-	-	5,336	5,336

Total	$275,000	$500,000	$1,122,593	$1,897,593

(1)	Effective January 14, 2014, the interest rate for the $200.0 million term loan was fixed through the use of interest rate swaps at an all-in interest rate of 2.68% as of June 30, 2014. The forward-starting interest rate swap agreements relating to the $300.0 million term loan has an effective date of January 20, 2015 and will have an all-in interest rate ranging from 3.31% to 4.16%, depending on our consolidated leverage ratio at that time.
(2)	Assuming the effects of the forward-starting interest rate swap agreements relating to the $300.0 million term loan, approximately 85% of our total debt was fixed and 15% of our total debt was variable as of June 30, 2014.
(3)	Both lines of credit may be extended pursuant to two one-year extension options, subject to certain conditions.

Second Quarter 2014 Supplemental Reporting Package	Page 14

Definitions

Annualized Base Rent. Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of June 30, 2014, multiplied by 12.

Adjusted EBITDA. Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, gains on business combinations, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures. We use Adjusted EBITDA to measure our operating performance to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
($ in thousands)	2014	2013	2014	2013
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$20,421	$(14,212)	$15,606	$(25,129)
Interest expense	15,513	11,440	31,310	23,038
Proportionate share of interest expense from unconsolidated joint venture	8	857	8	1,894
Real estate-related depreciation and amortization	35,244	26,602	72,860	53,884
Proportionate share of real estate-related depreciation and amortization from unconsolidated joint ventures	-	1,298	9	3,158
Acquisition costs	1,543	10,573	2,096	13,302
Gain on disposition of real estate properties	(24,471)	-	(24,471)	-
Proportionate share of acquisition costs from unconsolidated joint ventures	-	21	-	79
Share-based compensation expense	313	122	345	122

Adjusted EBITDA	$48,571	$36,701	$97,763	$70,348

Consolidated Portfolio. The consolidated portfolio excludes properties owned through our unconsolidated joint ventures.

Development Portfolio. The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Funds from Operations (“FFO”) and Company-Defined FFO. We believe that FFO and Company-defined FFO, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net income (loss) or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. In addition, FFO adjusts for non-recurring gains or losses on the acquisition of certain joint venture properties. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

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Definitions

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes non-recurring acquisition-related costs (including acquisition fees paid to the Advisor) and a non-recurring loss from the early extinguishment of debt, each of which are characterized as expenses in determining net income (loss) under GAAP. Loss from the early extinguishment of debt is excluded because it was a loss recognized as part of a one-time transaction. The purchase of operating properties has been a key strategic objective of our business plan focused on generating growth in operating income and cash flow in order to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, all paid and accrued acquisition-related costs negatively impact our operating performance and cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are one-time costs related to the acquisition. In addition, management does not include a non-recurring loss from the early extinguishment of debt in its evaluation of future operating performance as the transaction that resulted in the loss was driven by factors relating to the capital markets, rather than factors specific to the on-going operating performance of our properties. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitates a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

GAAP. Generally accepted accounting principles used in the United States.

Net Operating Income (“NOI”) and Cash NOI. We define (i) NOI as GAAP rental revenues less GAAP rental expenses and (ii) cash NOI as NOI (as previously defined), excluding non-cash amounts recorded for straight-line rents and the amortization of above and below market leases. We consider NOI and cash NOI to be appropriate supplemental performance measures. We believe NOI and cash NOI provide useful information to our investors regarding our financial condition and results of operations because NOI and cash NOI reflect the operating performance of our properties and exclude certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, general and administrative expenses, and interest expense. However, NOI and cash NOI should not be viewed as alternative measures of our financial performance since NOI and cash NOI excludes such expenses, which could materially impact our results of operations. Further, our NOI and cash NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI and cash NOI. Therefore, we believe net income (loss), as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net income (loss) to NOI and cash NOI.

Second Quarter 2014 Supplemental Reporting Package	Page 16

Definitions

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
($ in thousands)	2014	2013	2014	2013
GAAP net income (loss)	$20,421	$(14,212)	$15,606	$(25,129)
Real estate-related depreciation and amortization	35,244	26,602	72,860	53,884
General and administrative expenses	1,886	1,792	3,684	3,453
Asset management fees	7,314	5,222	14,636	9,754
Acquisition costs	1,543	10,573	2,096	13,302
Other (income) expenses	(8,949)	11,610	6,869	24,494

NOI	$57,459	$41,587	$115,751	$79,758

Straight-line rents	(4,025)	(3,648)	(9,050)	(5,930)
Amortization of above market leases, net	654	820	2,075	1,875

Cash NOI	$54,088	$38,759	$108,776	$75,703

Occupied Rate / Leased Rate. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Operating Portfolio. The operating portfolio includes stabilized properties.

Same Store Operating Properties. The same store portfolio includes operating properties owned for the entirety of both the current year period and prior year period for which the operations have been stabilized. Properties that do not meet the same store criteria are included in “other properties” in “Selected Financial Data” above. The same store operating portfolio for the three months ended June 30, 2014 and 2013 included 178 buildings owned as of April 1, 2013. The same store operating portfolio for the six months ended June 30, 2014 and 2013 included 171 buildings owned as of January 1, 2013.

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